UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2007

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, on February 27, 2007, Magma Design Automation, Inc. (“Magma”) entered into separate exchange agreements with certain holders of its existing Zero Coupon Convertible Subordinated Notes due May 15, 2008 (the “Old Notes”), pursuant to which holders of approximately $47.4 million in aggregate principal amount of the Old Notes agreed to exchange their Old Notes for approximately $47.4 million in aggregate principal amount of a new series of notes, the 2.00 percent Convertible Senior Notes due May 15, 2010 (the “New Notes”). On March 5, 2007, Magma completed the exchange. After the completion of the exchange, approximately $17.7 million in aggregate principal amount of the Old Notes will remain outstanding.

Magma issued the New Notes pursuant to an indenture, dated as of March 5, 2007, by and between Magma and U.S. Bank Trust National Association, as trustee.

The New Notes bear interest at 2.00 percent per annum, with interest payable on May 15 and November 15 of each year, commencing May 15, 2007. The New Notes mature on May 15, 2010. At maturity, Magma will be required to repay the outstanding principal of the New Notes.

The New Notes are unsecured senior indebtedness of Magma, which rank senior in right of payment to the Old Notes and junior in right of payment to Magma’s $5.0 million revolving line of credit facility with Wells Fargo Bank, N.A., which is secured by Magma deposits held with the bank.

Pursuant to a registration rights agreement, dated as of March 5, 2007, by and between Magma and the holders of the New Notes, Magma has agreed to file a shelf registration statement with respect to the resale of the New Notes and the Magma common stock issuable upon conversion thereof. Magma is obligated to file this registration statement within 30 days of the closing of the transaction and to cause such registration statement to become effective within 90 days of the closing of the transaction, unless the Securities and Exchange Commission (the “SEC”) reviews the registration statement and provides comments thereon or requires Magma to make modifications thereto, in which case Magma must cause such registration statement to become effective within 150 days of the closing. In the event that Magma fails to comply with its obligations under the registration rights agreement, Magma is obligated to make additional payments to the holders of the New Notes.

The New Notes will be convertible upon the occurrence of certain conditions into shares of Magma common stock at an initial conversion price of $15.00 per share, which is equivalent to an initial conversion rate of approximately 66 shares per $1,000 principal amount of New Notes. The conversion price and the conversion rate will adjust automatically upon certain changes to Magma’s capitalization.

The New Notes are convertible into shares of Magma common stock on or prior to maturity at the option of the holders upon the occurrence of certain change of control events. Conversions under these circumstances require Magma to pay a premium make-whole amount whereby the conversion rate on the New Notes may be increased by up to 22 shares. The premium make-whole amount shall be paid in shares of common stock upon any such automatic conversion, subject to Magma’s option for net share settlement.

The New Notes shall also be convertible at the option of the holders at such time as: (i) the closing price of Magma common stock exceeds 150% of the conversion price of the New Notes, initially $15.00, for 20 out of 30 consecutive trading days; (ii) the trading price per $1,000 principal amount of New Notes is less than 98% of the product of (x) the average price of common stock for each day during any five consecutive trading day period and (y) the conversion rate per $1,000 principal amount of New Notes; (iii) Magma distributes to all holders of common stock rights or warrants entitling them to purchase additional shares of common stock at less than the closing price of common stock on March 5, 2007; (iv) Magma distributes to all holders of common stock any form of dividend which has a per share value exceeding 7.5% of the price of the common stock on the day prior to such date of distribution; (v) the period beginning 60 days prior to May 15, 2010; (vi) there has been a designated change of control of Magma; and (vii) the New Notes have been called for redemption by Magma. Any such conversions shall not entitle the holders of the New Notes to any premium make-whole payment by Magma.

In addition, the New Notes will contain a net share settlement provision which allows Magma at its option, in lieu of delivery of some or all of the shares of common stock otherwise issuable upon conversion of the New Notes, to pay holders of the New Notes in cash for all or a portion of the principal amount of the converted New Notes and any amounts in excess of the principal amount which are due.

Further, after May 20, 2009, Magma will have the option to redeem the New Notes for cash in an amount equal to 100% of the aggregate principal amount of the outstanding New Notes at the time of such redemption.

An event of default under the indenture will occur on the New Notes if Magma: (i) is delinquent in making certain payments due under the New Notes; (ii) fails to deliver shares of common stock or cash upon conversion of the New Notes; (iii) fails to deliver certain required notices under the New Notes; (iv) fails, following notice, to cure a breach of a covenant under the New Notes, the registration rights agreement, or the indenture (together, the “Transaction Documents”); (v) incurs certain events of default with respect to other indebtedness; (vi) is subject to certain bankruptcy proceedings or orders; (vii) made any representation or warranty under the Transaction Documents which is materially inaccurate and such representation or warranty continues uncured following notice; or (viii) fails to file certain periodic reports with the SEC (subject to certain grace periods).

Copies of the exchange agreement and the Transaction Documents are included herewith and incorporated herein by reference. The foregoing descriptions of such agreements are for summary purposes only and are qualified in their entirety by the full text of such agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01 above, which is incorporated herein by reference. The issuance of the New Notes and the underlying shares of common stock will not be registered under the Securities Act of 1933, as amended, in reliance on an exemption under Rule 506 of Regulation D.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Exchange Agreement, dated February 27, 2007, by and between Magma Design Automation, Inc. and certain other party thereto.

10.2	Form of Registration Rights Agreement, dated March 5, 2007, by and between Magma Design Automation, Inc. and certain other party thereto.

10.3	Form of Indenture, dated March 5, 2007, by and between Magma Design Automation, Inc. and U.S. Bank National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC
Dated: March 5, 2007

	By:	/s/ Peter S. Teshima
Peter S. Teshima
Corporate Vice President- Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Exchange Agreement, dated February 27, 2007, by and between Magma Design Automation, Inc. and certain other party thereto.

10.2	Form of Registration Rights Agreement, dated March 5, 2007, by and between Magma Design Automation, Inc. and certain other party thereto.

10.3	Form of Indenture, dated March 5, 2007, by and between Magma Design Automation, Inc. and U.S. Bank National Association, as Trustee.